UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business Operations

Item 1.02.  Termination of a Material Definitive Agreement

On May 31, 2016, AlphaPoint Technology, Inc. (“AlphaPoint” or the “Company”), Strategy To Revenue, Limited (“STR”) a United Kingdom company, Strategy To Revenue, Inc., a Florida corporation (“STRUS”), and the former shareholders of STR (the “STR Shareholders”), entered into an Unwind Agreement (the “Unwind”) whereby the parties mutually agreed to unwind the Share Exchange Agreement (“SEA”) dated October 15, 2015, and which was reported on a Form 8-K on October 15, 2015, and an Amended Form 8-K on December 17, 2015.

Pursuant to the Unwind, which was unanimously approved by the Company’s Board of Directors, all STR Shareholders surrendered all of their shares and rights in the Company and the Company conveyed to STR Shareholders all of its shares, rights and ownership interest in STR, subject to STR’s payment in full of a $130,000 promissory note. As a result of the Unwind, the Company has 58,163,265 fewer shares issued and outstanding.  None of the STR Shareholders or their assigns owns any interest in the Company, its affiliates or its properties.

Section 5—Corporate Governance and Management

Item 5.01---Changes in Control of Registrant

As per the Unwind, defined in Item 1.02 above, as of May 31, 2016, Gary Macleod and Geoff Bicknell resigned from their positions with STRUS and Mr. Bicknell resigned from his position in STR.  Just prior to the Unwind, Rodney Jones and Dominic Jones tendered their resignations from the AlphaPoint Board of Directors on April 23, 2016 and April 27, 2016, respectively. These resignations were reported in Form 8-K on April 25 and April 28, 2016, respectively.   At the conclusion of the Unwind, these former AlphaPoint directors and the other STR Shareholders held no stock in AlphaPoint.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

None

c.

None

d.

Exhibits

NUMBER	EXHIBIT
10.2	Unwind Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: June 8, 2016	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

2